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                                                                  Exhibit (e)(2)

                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         DATED AS OF SEPTEMBER 16, 2002,
                    AS AMENDED AND RESTATED DECEMBER 10, 2003
                                     BETWEEN
                         SEI INSTITUTIONAL MANAGED TRUST
                                       AND
                        SEI INVESTMENTS DISTRIBUTION CO.


This Agreement shall apply with respect to portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust:

Large Cap Value Fund
Large Cap Growth Fund
Tax-Managed Large Cap Fund
Small Cap Value Fund
Small Cap Growth Fund
Tax-Managed Small Cap Fund
Mid-Cap Fund
Capital Appreciation Fund
Equity Income Fund
Balanced Fund
Core Fixed Income Fund
High Yield Bond Fund
Real Estate Fund
Large Cap Disciplined Equity Fund
Managed Volatility Fund
Small/Mid Cap Equity Fund